POWER OF ATTORNEY

Each of the undersigned Directors of AMG Pantheon Private Equity Fund, LLC (the “Feeder Fund”) and AMG Pantheon Private Equity Master Fund, LLC (the “Master Fund” and together with the Feeder Fund, the “Funds” and each a “Fund”) hereby severally constitutes and appoints each of Keitha L. Kinne, Donald S. Rumery, Mark J. Duggan and Leslie Osborn and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below with respect to each Fund, any one or more Registration Statements of each Fund on Form N-2 in connection with the registration of the Fund under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), including specifically (but without limiting the generality of the foregoing) all amendments to any such Registration Statement, any and all supplements, or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act and the 1940 Act and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Kurt A. Keilhacker	Director	June 5, 2015
Kurt A. Keilhacker

/s/ Eric Rakowski	Director	June 5, 2015
Eric Rakowski

/s/ Victoria L. Sassine	Director	June 5, 2015
Victoria L. Sassine

/s/ Christine C. Carsman	Director	June 5, 2015
Christine C. Carsman